Exhibit 10.1

DATED THIS 16TH     DAY OF NOVEMBER  2011

TRIO-TECH INTERNATIONAL PTE LTD

as Borrower

IFS CAPITAL LIMITED

as Lender

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US$1,875,000
TERM LOAN FACILITY AGREEMENT

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One Legal LLC
Advocates & Solicitors
5 Shenton Way
#02-02/12UICBuilding
Singapore 068808

CONTENTS

CLAUSE                      HEADING

1.                       INTERPRETATION
2.                      THE FACILITY
3.                      CONDITIONS PRECEDENT
4.                      DRAWDOWN
5.                      REPAYMENT
6.                      PREPAYMENT AND CANCELLATION
7.                      INTEREST
8.                      TAXES
9.                      CHANGES IN CIRCUMSTANCES
10.                      PAYMENTS
11.                      REPRESENTATIONSAND WARRANTIES
12.                      INFORMATION
13.                      UNDERTAKINGS
14.                      EVENTS OF DEFAULT
15.                      DEFAULT INTEREST
16.                      INDEMNITIES
17.                      SET-OFF
18.                      EXPENSES AND STAMP DUTY
19.                      CALCULATIONS AND EVIDENCE
20.                      ASSIGNMENT
21.                      REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS
22.                      COMMUNICATIONS
23.                      PARTIAL INVALIDITY
24.	COUNTERPARTS
25.                      GOVERNING LAW AND JURISDICTION
EXECUTION
SCHEDULE 1   - CONDITIONS PRECEDENT
SCHEDULE 2   - REQUEST FOR ADVANCE

THIS AGREEMENT is made on 16TH November 2011

BETWEEN:-

(1)
TRIO-TECH INTERNATIONAL PTE LTD (the "Borrower", which expression shall unless the context otherwise requires, include its successors and permitted assigns), a company incorporated in the Republic of Singapore with UEN-Local No. 197602325K and its registered office at 1008 Toa Payoh North #03-09 Singapore 318996; and

(2)
IFS CAPITAL LIMITED (the “Lender”), a company incorporated in the Republic of Singapore with UEN-Local No. 198700827C and having its registered office at 7 Temasek Boulevard, #10-01 Suntec Tower One, Singapore 038987.

WHEREAS, at the request of the Borrower, the Lender is willing to grant to the Borrower a term loan facility upon the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.           INTERPRETATION

(A)	Definitions: In this Agreement, except to the extent that the context requires otherwise:-

“Advance” means the single lump-sum advance made or to be made by the Lender to the Borrower or, as the case may be, the outstanding principal amount of such advance;

“Available Commitment” means the amount of the Commitment less that part of the Commitment (if any) which has been cancelled in accordance with this Agreement or drawndown and which remains outstanding;

“Business Day” means a day (other than Saturday or Sunday) on which banks and the Lender are open for business in Singapore;

“Charge over Equipment” means the first fixed charge executed or to be executed by the Borrower in favour of the Lender over the Equipment, in form and substance satisfactory to the Lender, which expression shall include such charge as amended, varied, supplemented or modified from time to time;

“Charged Property” means the property and assets of any Security Party secured to the Lender pursuant to the Security Documents, and collectively all of such property and assets;

"Commitment" means, subject as provided in this Agreement, the amount not exceeding:

(i)	an aggregate of US$1,875,000; or

(ii)	seventy per cent. (70%) of the current market value of the Equipment, as determined by the valuation report delivered to the Lender under paragraph 7 of Schedule 1,

whichever is lower;

“Commitment Termination Date” means 6 December2011 or such later date as the Lender may agree in writing;

“Equipment” means the equipment more particularly described in the Annex to the Charge over Equipment, which expression shall include all accessories and additions thereto and the benefit of any improvements and renewals thereof;

“Event of Default” means any of the events mentioned in Clause 14;

“Facility” means the credit facility granted by the Lender to the Borrower under Clause 2(A), as such facility may be varied, amended, modified, supplemented, replaced or extended from time to time;

“Final Repayment Date” means, subject as provided in this Agreement, the date falling 36 months from the date of the Advance;

“Letter of Offer” means the letter of offer (Ref: IFS/6157/11) dated 24 August 2011 issued by the Lender relating to the Facility and duly accepted by the Borrower, as may be amended, varied, modified, supplemented, replaced or extended from time to time;

“Potential Event of Default” means any event or circumstance which, if it continued after the giving of any notice, the expiry of any grace period, the fulfilment of any other requirement, and/or (as the case may be) the making of any determination by the Lender, provided for in Clause 14, would become an Event of Default;

“Repayment Dates” means the consecutive monthly dates up to the Final Repayment Date on which the Advance and interest thereon are to be paid pursuant to Clause 5(A) and Clause 7 respectively, and “Repayment Date” means each or any of them;

“S$” and “Singapore Dollars” each means the lawful currency of Singapore;

“Security Documents” means the Charge over Equipment and any other security document (including guarantees) executed by any party in favour of the Lender for monies owing by the Borrower to the Lender (which expression shall include such security documents as amended, varied, supplemented, modified, replaced or extended from time to time);

“Security Party” means the Borrower and any other person who may hereafter and from time to time provide security (including guarantees) to the Lender in respect of monies owing by the Borrower to the Lender;

“Transaction Documents” means the Letter of Offer, this Agreement, the Security Documents and any other documents and agreements that may from time to time be executed in connection with the Facility, as amended, varied, modified, supplemented, replaced or extended from time to time and “Transaction Document” means each or any of them; and

“US$” and “US Dollars” each means the lawful currency of the United States of America.

(B)	Construction of Certain References: Except to the extent that the context requires otherwise, any reference in this Agreement to:-

an "agency" of a state includes any agency, authority, central bank, department, government, legislature, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, that state;

this "Agreement" includes this Agreement as from time to time amended, varied, modified, supplemented, replaced or extended and any document which amends, varies, modifies, supplements, replaces or extends this Agreement;

the "assets" of any person means all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

"borrowed money" includes any indebtedness (1) for or in respect of money borrowed or raised (whether or not for cash), by whatever means (including acceptances, deposits, discounting, factoring, finance leases, hire purchase, sale-and-leaseback, sale-and-repurchase and any form of "off-balance sheet" financing) or (2) for the deferred purchase price of assets or services (other than goods or services obtained on normal commercial terms in the ordinary course of trading);

"consent" also includes an approval, authorisation, exemption, filing, license, order, permission, recording or registration (and references to obtaining consents shall be construed accordingly);

a "directive" includes any present or future directive, regulation, request, requirement, rule or credit restraint programme of any agency of any state or of any self-regulating organization (but, if not having the force of law, only if compliance with the directive is in accordance with the general practice of persons to whom the directive is intended to apply);

"disposal" includes any sale, assignment, exchange, transfer, concession, loan, lease, surrender of lease, license, reservation, waiver, compromise, release of security, dealing with or the granting of any option or right or interest whatsoever or any agreement for any of the same and "dispose" means to make a disposal, and "acquisition" and "acquire" shall be construed mutatis mutandis;

a "guarantee" also includes an indemnity, and any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person (and "guaranteed" and "guarantor" shall be construed accordingly);

"indebtedness" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) for the payment or repayment of money;

a "law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatsoever (and "lawful" and "unlawful" shall be construed accordingly);

something having a "material adverse effect" is a reference to it having a material adverse effect (1) on the business, assets, operations, prospects or condition, financial or otherwise of the Borrower or of the Borrower and its subsidiaries as a whole; or (2) on the ability of a Security Party to perform and comply with its obligations under a Transaction Document to which it is a party; or (3) on the rights of or benefits available to the Lender under a Transaction Document or in respect of the Facility or (4) on the validity, legality or enforceability of any Transaction Document;

a "month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it commences or, where there is no date in the next calendar month numerically corresponding as aforesaid, the last day of such calendar month (and "months" and "monthly" shall be construed accordingly);

any "obligation" of any person under this Agreement or any other agreement or document shall be construed as a reference to an obligation expressed to be assumed by or imposed on it under this Agreement or, as the case may be, that other agreement or document (and "due", "owing", "payable" and "receivable" shall be similarly construed);

a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal personality);

"related corporation" has the meaning ascribed to it in Section 6 of the Companies Act, Chapter 50 of Singapore;

"security" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any other agreement or arrangement having substantially the same economic effect (including any "hold-back" or "flawed asset" arrangement) (and "secured" shall be construed accordingly);

"subsidiary" has the meaning ascribed to it in Section 5 of the Companies Act, Chapter 50 of Singapore;

"tax(es)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

"tax on overall net income" of the Lender shall be construed as a reference to tax (other than tax deducted or withheld from any payment) imposed on the Lender by the jurisdiction in which its lending office is located on (1) its net income, profits or gains worldwide or (2) such of its net income, profits or gains as arise in or relate to that jurisdiction;

a "time of the day" is to Singapore time unless otherwise stated; and

the "winding-up" of a person also includes the amalgamation, reconstruction, reorganization, administration, judicial management, dissolution, liquidation, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets.

(C)
Miscellaneous: The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words (including words defined herein) denoting the singular number only shall include the plural and vice versa. The words "written" and "in writing" include any means of visible reproduction. References to "Clauses" and "Schedules" are to be construed as references to the clauses of, and schedules to, this Agreement. Any reference to a sub-Clause or a paragraph is to a sub-Clause or paragraph of the Clause in which such reference appears.

(D)
Incorporation: The provisions of the Transaction Documents form an integral part of the Letter of Offer and shall be deemed to be incorporated therein and shall be construed accordingly.  References in this Agreement to “this Agreement” shall be a reference to the agreement between the Lender and the Borrower constituted by the provisions of the Letter of Offer and the Transaction Documents. In the event of any conflict or inconsistency between the provisions of the Letter of Offer and the provisions of the Transaction Documents, the provisions of the Transaction Documents shall prevail.

(E)
Rights of Third Parties: A person who is not a party to this Agreement shall have no right whatsoever under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce this Agreement or any of its terms.

2.	THE FACILITY

(A)
Amount: The Lender grants to the Borrower a term loan facility upon the terms and subject to the conditions of this Agreement. The Lender will make available the Advance under the Facility up to the Available Commitment when the Lender receives the notice requesting the Advance (unless, between then and the time for making that the Advance, the Available Commitment is reduced to zero).

(B)
Purpose: The Borrower shall use the entire proceeds of the Facility to finance its working capital requirements or such other purpose as the Lender may agree, but the Lender need not check or ensure that it does so.

(C)
Review: Notwithstanding any other provision of this Agreement to the contrary, expressed or implied, this Agreement and the Letter of Offer and/or the Facility shall at the discretion of the Lender be reviewed from time to time and at any time and the Lender may cancel, require the repayment of, reduce or vary the Advance in any way and such cancellation, requirement for repayment, reduction and/or variation shall take effect upon issue of a notice thereof by the Lender to the Borrower on such date specified in such notice.

(D)
Cancellation of Facility: Notwithstanding any other provision of this Agreement, at any time before the Advance and prior to the Commitment Termination Date, the Lender may at its discretion cancel the Facility by notice in writing to the Borrower upon which the Available Commitment shall be cancelled and shall no longer be available for use by the Borrower.

3.           CONDITIONS PRECEDENT

The Borrower may not make its request for the Advance until the Lender has confirmed to it that the conditions precedent set out in Schedule 1 have been complied with to the satisfaction of the Lender, or where such requirements are waived by the Lender.

4.           DRAWDOWN

(A)	Drawdown Conditions: Subject to the provisions of this Agreement, the Advance shall be made by the Lender to the Borrower at its request if the following additional conditions are fulfilled:-

(1)
not later than 11.00 a.m. on the fifth Business Day before the proposed date of the Advance (or, as the case may be, such later time as may be acceptable to the Lender for the purpose of the request), the Lender has received from the Borrower a notice (which shall be irrevocable) substantially in the form set out in Schedule 2 specifying:-

(a)	the proposed date of the Advance, which must be a Business Day on or before the Commitment Termination Date;

(b)	the amount of the Advance, which shall not exceed the Available Commitment; and

(c)	the manner of payment of the Advance,

Such notice shall constitute a confirmation by the Borrower that at the date of the Advance no Event of Default or Potential Event of Default has occurred or will occur as a result of making the Advance, the representations and warranties of the Borrower contained herein remain true and correct as of the date of the Advance and no event specified in Clause 4(A)(6) has occurred;

(2)	the conditions precedent referred to in Clause 3 have been fulfilled to the satisfaction of the Lender;

(3)	none of the events mentioned in Clause 9 occurs in relation to the Advance;

(4)
all representations and warranties in Clause 11 have been complied with and would be correct in all respects if repeated on the proposed date of the Advance by reference to the circumstances then existing;

(5)	no Event of Default or Potential Event of Default has occurred on or before the proposed date of the Advance, or will occur as a result of making the Advance;

(6)
no event, change, crisis or any development involving a prospective change, crisis or otherwise, in economic conditions in Singapore has occurred or the occurrence of any combination of any event, change, crisis or development in such conditions has taken place as may, in the reasonable opinion of the Lender, result or be likely to result in a material adverse effect on the business, trading position, operations or prospects of any Security Party; and

(7)
not later than 9 a.m. on the proposed date of the Advance, the Lender has received and found satisfactory such additional information, legal opinions and/or other documents relevant in the context of or relating to this Agreement as it may reasonably request.

(B)
Acknowledgement of Payment: The Borrower hereby expressly acknowledges that the payments made by the Lender in accordance with the instructions contained in the request for the Advance constitute the Advance to the Borrower in the amount of such payment and satisfy pro tanto the obligation of the Lender to lend sums to the Borrower hereunder.

(C)
Cancellation of Available Commitment: If the Available Commitment is not drawndown in whole or in part by 5 p.m. on the Commitment Termination Date, the Lender may at its discretion cancel the Facility by notice in writing to the Borrower upon which the Available Commitment shall be cancelled and shall no longer be available for use by the Borrower and upon such cancellation, the Borrower shall pay to the Lender a cancellation fee of 0.25% of the amount cancelled.

5.           REPAYMENT

(A)	Repayment:

(1)
In consideration of the Facility to be granted by the Lender to the Borrower, the Borrower hereby covenants that it will repay to the Lender the Advance by 35 monthly instalments of US Dollars Fifty Two Thousand and Eighty Four (US$52,084) each and a final instalment of US Dollars Fifty Two Thousand and Sixty (US$52,060) (or such other principal amount as the Lender may determine where the Advance is less than US$1,875,000) until the whole of the Advance and interest thereon are fully repaid. The first instalment for the Advance is to be paid on the date falling one (1) month from the date of the Advance and thereafter each subsequent Repayment Date shall fall on the date one month after the preceding Repayment Date until all the Advance and interest thereon are fully paid and repaid. In default of payment of any of the said instalments for any reason whatsoever, the Lender may treat the whole of the Facility or the balance thereof for the time being owing and unpaid together with interest thereon and all other sums due and owing under this Agreement as immediately due and payable without any demand. In addition to the principal amount of each of such instalments, the Borrower covenants to pay to the Lender interest on each Repayment Date in the manner provided in Clause 7.

(2)
The instalments for the Advance (including interest) shall be paid by a cheque drawn on a licensed bank in Singapore in favour of the Lender and dated no later than the date that the payment is due or in such other manner of payment as may be acceptable to the Lender.

(B)
Final Repayment Date: Without prejudice to the foregoing, the Borrower shall repay the Advance (together with all interest, fees and any other sums payable hereunder and not payable prior thereto) in full to the Lender on or before the Final Repayment Date.

(C)           Non-Revolving Facility:  All repayments shall not be re-drawn, re-borrowed or exchanged.

6.           PREPAYMENT AND CANCELLATION

(A)
Prepayment: The Borrower may at any time after the first Repayment Date at its option prepay the Advance in full or in part on any Repayment Date together with accrued interest on the amount so prepaid to the date of prepayment together with such additional amounts as may be necessary to compensate the Lender for any costs or losses (including funding losses) directly or indirectly resulting from such prepayment, subject to the following conditions and the provisions of Clause 14 hereof:-

(1)	each partial prepayment shall be in an amount not less than US$10,000 and shall be an integral multiple thereof;

(2)	each partial prepayment shall be applied in or towards repayment and satisfaction of the Advance but in the inverse order of maturity;

(3)
the Borrower shall give the Lender not less than thirty (30) days’ prior written notice of the date and amount of the proposed partial prepayment or the date of proposed prepayment of the Advance in full;

(4)	timely notice of prepayment once having been received by the Lender the said notice of prepayment shall be irrevocable and binding on the Borrower;

(5)	all prepayments made shall not be re-drawn, reborrowed or exchanged; and

(6)	the Borrower shall pay to the Lender a prepayment fee of one per cent (1.0%) flat of the amount prepaid.

(B)
Cancellation: The Borrower may cancel all or any part of the Commitment at any time before the Commitment Termination Date by giving to the Lender not less than five (5) days' notice of the date of the cancellation and the amount to be cancelled, and upon payment of a cancellation fee of 0.25% of the amount cancelled. The Borrower may not cancel all or any part of the Commitment except as expressly provided in this Agreement.

7.	INTEREST

(A)	Interest Rate: The rate of interest on the Advance as shall from time to time be owing or remain unpaid shall be as follows:-

(1)
1.5% above the prevailing prime lending rate per annum of Citibank N.A. for US Dollars on the date of the Advance (for the first interest period for the Advance) and on each Repayment Date (for each respective interest period thereafter); or

(2)	1.5% above the IFS US$ Cost of Funds (as defined in Clause 7(B)) per annum,

whichever is higher, on monthly rests(as more particularly described below) or such other rate or other periodic rest as may be notified by the Lender to the Borrower from time to time.

For the purpose of the foregoing and Clause 7(B), each interest period in respect of the Advance shall be one (1) month and the Borrower shall accordingly make the first payment of interest on the date falling one (1) month from the date of the Advance and thereafter on each Repayment Date. The Lender may at its discretion vary the periodic rest at which interest is payable.

(B)
IFS US$ Cost of Funds: The reference to “IFS US$ Cost of Funds” shall mean, in respect of any interest period, the Lender’s cost of funds for US Dollars as determined conclusively by the Lender in its sole discretion on the date of the Advance (for the first interest period for the Advance) and on each Repayment Date (for each respective interest period thereafter) and as indicated to the Borrower in the Lender’s interest computation for that interest period.

(C)	Capitalisation of Interest: Any interest, which is due but unpaid, shall be added to the outstanding principal amount of the Advance and shall itself bear interest accordingly.

8.	TAXES

(A)
Payment to be Free and Clear: All sums payable by the Borrower under this Agreement shall be paid (1) free of any restriction or condition, (2) free and clear of and (except to the extent required by law) without any deduction or withholding for or on account of any tax and (3) without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise.

(B)	Grossing-up of Payments:

(1)
If the Borrower or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time deduct or withhold any tax or other amount from any sum paid or payable by, or received or receivable from, the Borrower under this Agreement, the Borrower shall pay such additional amount as is necessary to ensure that the Lender receives on the due date and retains (free from any liability other than tax on its own overall net income) a net sum equal to what it would have received and so retained had no such deduction or withholding been required or made.

(2)
If the Borrower or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time pay any tax or other amount on, or calculated by reference to, any sum received or receivable by the Lender under this Agreement (except for a payment by the Lender of tax on its own overall net income), the Borrower shall pay or procure the payment of that tax or other amount before any interest or penalty becomes payable or, if that tax or other amount is payable and paid by the Lender, shall reimburse it on demand for the amount paid by it.

(3)
Within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any tax or other amount which it is required by paragraph (2) to pay, the Borrower shall deliver to the Lender evidence satisfactory to the Lender of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

(4)	As soon as the Borrower is aware that any such deduction, withholding or payment is required (or of any change in any such requirement), it shall notify the Lender.

(C)
Goods and Services Tax: The Borrower shall also pay to the Lender on demand, in addition to any amount payable by the Borrower under this Agreement, any goods and services, value added or other similar tax payable in respect of that amount (and references in this Agreement to that amount shall be deemed to include any such taxes payable in addition to it).

9.	CHANGES IN CIRCUMSTANCES

(A)
Illegality: If at any time the Lender determines that it is or will become unlawful or contrary to any directive of any agency of any state for it to allow all or part of the Commitment to remain outstanding, to make, fund or allow to remain outstanding all or part of the Advance and/or to carry out all or any of its other obligations under this Agreement, upon the Lender notifying the Borrower:-

(1)	the Commitment shall be cancelled;

(2)
the Borrower shall prepay the Advance on such date as the Lender shall certify to be necessary to comply with the relevant law or directive with all unpaid accrued interest thereon, all unpaid fees accrued to the Lender and any other sum then due to the Lender under any provision of this Agreement.

(B)
Increased Costs: If the Lender determines that, as a result of (1) the introduction of or any change in, or in the interpretation or application of, any law (which shall for this purpose include any removal or modification of any exemption currently in force in favour of the Borrower) or (2) compliance by the Lender with any directive of any agency of any state (including, without limitation, a directive which affects the manner in which the Lender allocates capital resources to its obligations under this Agreement):-

(1)	the cost to the Lender of maintaining all or any part of the Commitment and/or of making, maintaining or funding all or any part of the Advance or any overdue sum is increased; and/or

(2)
any sum received or receivable by the Lender under this Agreement or the effective return to it under this Agreement or the overall return on its capital is reduced (except on account of tax on its overall net income); and/or

(3)
the Lender makes any payment (except on account of tax on its overall net income) or forgoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Agreement, the Borrower shall indemnify the Lender against that increased cost, reduction, payment or forgone interest or other return (except to the extent that it results from a deduction or withholding of tax).Under this sub-Clause (B), the Lender shall be entitled to claim indemnification not only for a cost, reduction, payment or forgone interest or other return directly attributable to this Agreement, the Commitment, the Advance or any overdue sum, but also for that proportion of any cost, reduction, payment or forgone interest or other return which the Lender determines to be fairly allocable to this Agreement, the Commitment, the Advance or any overdue sum in relation to any law or directive applicable to the Lender or affecting the conduct of the Lender's business or a type of business or the manner in which or the extent to which the Lender allocates capital resources.

(C)           Change in Market Conditions:

(1)
If at any time prior to the commencement of any interest period the Lender determines that for whatever reason, including by reason of circumstances affecting the Singapore interbank market, the interest rate set out under Clause 7(A) does not accurately reflect the cost to the Lender of making or maintaining the Advance during such interest period, the Lender shall give notice of such fact to the Borrower.

(2)
During the period of thirty (30) days from the date of any such notice, the Lender shall establish (in consultation with the Borrower) an alternative basis (the “Substitute Basis”) for funding the Advance including, but without limiting the generality hereof an alternative length of interest period and/or the fixing of an alternative interest rate.

(3)
The Lender shall notify the Borrower in writing forthwith upon establishment of the Substitute Basis. The interest rate (determined as aforesaid) shall reflect the cost to the Lender (as determined by the Lender) of making available or continuing to make available the relevant funds. The Substitute Basis shall be binding upon the Borrower and shallbe retroactive to and take effect from the beginning of the interest period applicable thereto and in respect of which the Substitute Basis was established, and shall continue to apply until the Lender notifies the Borrower in writing to the contrary.

10.	PAYMENTS

(A)
By Lender: On the date on which the Advance is to be made, the Lender shall make the Advance available to the Borrower by making payment of the same to the parties set out in the Borrower’s notice of drawdown under Clause 4(A) (1), no later than the date on which the Advance is to be made, before close of business in Singapore on that date, or in such other manner as may be agreed by the Lender. All costs and expenses (including bank charges and all costs and expenses of purchasing any currency) incurred in the making of the Advance shall be borne by the Borrower.

(B)
By Borrower: Any payment to be made by the Borrower in respect of principal or interest or any other sum payable by the Borrower hereunder shall be made in the manner set out in Clause 5(A)(2) above no later than the date that the payment is due. Any cheque sent by post by the Borrower to the Lender shall be at the risk of the Borrower. In addition to any interest payable by the Borrower to the Lender and any other charges which the Lender may levy, an administrative fee of S$10 and any goods and services tax (if any) payable thereon shall be payable by the Borrower to the Lender for each GIRO transaction that fails to occur.

(C)
Order of Distribution: If the amount received by the Lender from the Borrower on any date is less than the total sum remaining and/or becoming due under this Agreement on that date, the Lender may apply that amount in or towards payment of the following sums in the following order:-

(1)	first, in or towards payment of any sums (other than principal of or interest on the Advance) then due to the Lender;

(2)	secondly, in or towards payment of any default interest;

(3)	thirdly, in or towards payment of any interest (other than default interest) then due on the Advance; and

(4)	fourthly, in or towards payment of any principal then due,

or in such other manner and order of distribution as the Lender may determine in its sole discretion. Any such application shall override any purported appropriation by the Borrower.

(D)	Non-Business Days:

(1)
If the Final Repayment Date or any Repayment Date would otherwise fall on a non-Business Day, it shall instead fall on the next Business Day, unless it falls into another calendar month in which case the Final Repayment Date or such Repayment Date shall instead fall on the immediately preceding Business Day.

(2)
Any payment to be made by the Borrower on a day which is not the Final Repayment Date or a Repayment Date and which would otherwise be due on a non-Business Day shall instead be due on the next Business Day, unless it falls into another calendar month in which case such payment shall instead be due on the immediately preceding Business Day.

11.	REPRESENTATIONS AND WARRANTIES

(A)
Reliance by Lender: The Borrower acknowledges that it has made the representations to the Lender as set out in Clause 11(B) with the intention of inducing the Lender to make available the Facility to the Borrower, to enter into the Transaction Documents on the basis of, and in full reliance on, each of those representations and the Borrower now warrants to the Lender as set out in Clause 11(B).

(B)	Representations and Warranties: The following are the representations and warranties referred to in Clause 11(A):-

(1)
that the Borrower is duly incorporated with limited liability and validly existing as a company under the laws of the Republic of Singapore, is not in liquidation and does not have any winding up petition filed against it in the courts of the Republic of Singapore;

(2)
that each Security Party has the necessary power and authority to execute and deliver each Transaction Document to which it is a party and has taken all necessary corporate action and has obtained all necessary consents (governmental, exchange control or otherwise) to enable it to execute each such Transaction Document and to perform its obligations thereunder;

(3)
that there are no actions, suits or arbitral or other proceedings pending or threatened against any Security Party or the assets of any of them which may have a material adverse effect on its respective assets or its ability to observe or perform its respective obligations under each Transaction Document to which it is a party or the enforcement thereof;

(4)
that the financial condition and operations of each Security Party, and each of its related corporations (if any) is such that each Security Party is able to fully and effectively perform its obligations under each Transaction Document to which it is a party;

(5)
that no Event of Default has occurred or will occur as a result of making the Advance; each Security Party is not in breach of or in default under any agreement relating to borrowed money to an extent or in a manner which has or could have a material adverse effect on it;

(6)
that each Security Party and its respective assets is/are not entitled to immunity from suit, execution, attachment or other legal process in Singapore or elsewhere; its entry into each Transaction Document to which it is a party constitutes, and the exercise of its respective rights and performance of and compliance with its respective obligations under such document will constitute private and commercial acts done and performed for private and commercial purposes;

(7)
that each Security Party has filed or caused to be filed all requisite tax returns required to be filed in all jurisdictions in which it is situated or carries on business or resides or is otherwise subject to taxation and it has paid all taxes shown to be due and payable in such returns or on any assessments made against it (other than those being contested in good faith and against which adequate reserves are being maintained) and, to its knowledge, no claims are being asserted with respect to such taxes which, if adversely determined, would have a material adverse effect on it or upon its ability to fulfil its respective obligations under any Transaction Document;

(8)
that no steps have been taken by each Security Party or any other party nor have any legal proceedings been started or threatened for its dissolution, winding up or bankruptcy or for the appointment of a receiver, trustee, liquidator, judicial manager, administrator or similar officer of it, its assets or any of them;

(9)
that no information, exhibit or report furnished in writing by each Security Party to the Lender in connection with the negotiation of any Transaction Document contains any misstatement of fact as at the date of such exhibit or report or as at the date when such information was given or omits to state a fact as at such date which in any such case would be materially adverse to the interests of the Lender under such Transaction Document;

(10)
that each Security Party which is a corporation has carried on its business in accordance with applicable laws in Singapore and in any relevant foreign country and there is no investigation or enquiry by, or order, decree or judgment of, any court or any agency of any state outstanding or anticipated against each Security Party which may have a material adverse effect on that Security Party;

(11)
that each Security Party is not insolvent or bankrupt, or has not made any arrangement or composition with its creditors or taken or suffered any similar action in consequence of a debt; each of the Security Parties is not in breach of or in default under any agreement relating to borrowed money;

(12)	that the accounts of each Security Party which is a corporation as delivered to the Lender (with copies of the reports and approvals referred to in (i) below):

(i)
include such financial statements as are required by the laws of the country of its incorporation and, save as stated in the notes thereto, were prepared, audited, examined, reported on and approved in accordance with accounting principles and practices generally accepted in its country of incorporation and consistently applied and in accordance with the laws of its country of incorporation and its constitutional documents;

(ii)
together with the notes thereto, give a true and fair view of the state of affairs and financial condition and operations of such Security Party (or, in the case of consolidated accounts, the consolidated state of affairs, financial condition and operations of such Security Party and its subsidiaries) as at that date and for the respective financial years then ended; and

(iii)
together with the notes thereto and to the extent required by accounting principles, standards and practices generally accepted in its country of incorporation disclose or make provisions against all material liabilities (contingent or otherwise) of the relevant person(s) as at the respective dates and all material unrealised or anticipated losses from any commitment entered into by the relevant person(s) and which existed on the respective dates;

(13)
that there has been no material adverse change in the financial condition or operations of each Security Party since the date of the then latest available audited financial statements of such Security Party delivered to the Lender or in the consolidated financial condition or operations of such Security Party and its subsidiaries and associated corporations, as the case may be, since that date;

(14)
that the entry by each Security Party into, the exercise of its rights and/or the performance of or compliance with its obligations under the Transaction Documents to which it is a party do not and will not violate, or exceed any borrowing or other power or restriction granted or imposed by, (a) any law to which it is subject or (b) (where the Security Party is a corporation) its constitutive documents;

(15)	that the obligations of each Security Party under the respective Transaction Documents to which it is a party are legal, valid, binding and enforceable in accordance with their terms;

(16)
that the entry by each Security Party into, the exercise of its rights and/or performance of or compliance with its obligations under the Transaction Documents to which it is a party do not and will not (a) violate, or exceed any borrowing or other power, (b) violate, or exceed any restriction granted or imposed by (i) any law to which it is subject or (ii) its constitutive documents (if applicable), (c) violate any agreement to which it is a party or which is binding on it or its respective assets, or (d) result in the existence of, or oblige it to create, any security over those assets; and

(17)	each of the Security Parties is not involved in any activity prohibited under the Corruption Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act, Chapter 65A of Singapore.

(C)
Repetition: Each of the representations is made and each of the warranties is given without any condition or qualification and shall be correct and complied with in all respects so long as any sum remains to be lent or remains payable under this Agreement as if repeated then by reference to the then existing circumstances, except that the reference to financial statements in Clause 11(B)(12) shall be construed as a reference to the then latest available financial statements of the relevant Security Party.

(D)
Investigation by Lender: The rights and remedies of the Lender in relation to any misrepresentation or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of the Lender into the affairs of any Security Party, by the performance of any Transaction Document or by any other act or thing which may be done by it in connection with any Transaction Document or any other documents and which would, apart from this sub-Clause, prejudice such rights or remedies.

12.	INFORMATION

(A)	Undertakings: The Borrower undertakes that, so long as any sum remains to be lent or remains payable under this Agreement:

(1)
Preparation of Accounts: it will ensure that all accounts to be delivered by it under this Agreement are prepared in such manner that Clause 11(B)(12) would be complied with if applied to those accounts by Clause 11(C). If the Lender wishes to discuss the financial position of any of the Security Parties or any of its subsidiaries with its auditors, the Lender may notify the Borrower, stating the questions or issues which the Lender wishes to discuss with the auditors. In this event, the Borrower must ensure that the auditors are authorised (at the expense of the Borrower):

(a)	to discuss the financial position of such Security Party or each of its subsidiary with the Lender; and

(b)	to disclose to the Lender any information which the Lender may reasonably request.

(2)
Audited Accounts: as soon as available and in any event within 90 days after the end of each of its financial years, it will deliver to the Lender copies of the annual report and audited accounts (both consolidated and unconsolidated) as at the end of and for such financial year, of the Borrower together with copies of the related reports and approvals referred to in Clause 11(B)(12);

(3)
Semi-Annual Information: as soon as available and in any event within 45 days after the end of the first six months of the financial year of the Borrower, it will deliver to the Lender copies of the unaudited accounts of the Borrower (both consolidated and unconsolidated) as at the end of and for that six month period;

(4)
Quarterly Management Reports: as soon as available and in any event within 45 days after the end of each quarterly period of each financial year of the Borrower, it will deliver to the Lender copies of the unaudited accounts of the Borrower (both consolidated and unconsolidated) as at the end of and for that quarterly period;

(5)
Information to Shareholders: at the same time as sent to shareholders of a Security Party, it will deliver to the Lender copies of any circular, document or other written information sent to such shareholders generally (or any class of them) or to its creditors generally (or any class of them) in respect of any re-adjustment, rescheduling or deferral of all or a material part of its indebtedness;

(6)
Litigation: it will promptly deliver to the Lender details of any litigation, arbitration or administrative proceeding which, if to its knowledge had been current, pending or threatened at the date of this Agreement, would have rendered the representation and warranty in Clause 11(B)(3) incorrect;

(7)
Events of Default: it will notify the Lender of the occurrence of any Event of Default or Potential Event of Default (and of any action taken or proposed to be taken to remedy it) promptly after becoming aware of it. With each financial statement delivered by it under Clauses 12(A)(2), 12(A)(3) and 12(A)(4), and promptly after any request made by the Lender from time to time, it will deliver to the Lender a certificate signed on its behalf by such person as may be acceptable to the Lender for that purpose confirming that, so far as it is aware and (if applicable) except as previously notified to the Lender or waived in accordance with Clause 21(B), no Event of Default has occurred or (as the case may be) setting out details of any which has occurred and has not been so notified and of which it is aware and of any action taken or proposed to be taken to remedy it;

(8)
Compliance: it will promptly deliver to the Lender such information as the Lender may require about the Charged Property and the compliance of any Security Party with the terms of any Transaction Documents to which it is a party;

(9)
Access: it will and will ensure that each Security Party will permit the Lender and/or accountants or other professional advisers and contractors of the Lender, at all reasonable times and on reasonable notice, at the risk and cost of the Borrower to have free access to the premises, assets, books, accounts and records of any of the Security Parties and each of its subsidiaries; and it will, at the request of the Lender and at the risk and cost of the Borrower, permit the Lender to have free access to the premises at which the Equipment is located to inspect the Equipment at least once every calendar year;

(10)
Other Information: it will promptly deliver to the Lender such other information relating to the financial condition, assets, operations or business of it or its subsidiaries as the Lender may from time to time reasonably require.

(B)           “Know your customer” checks:

If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of any Security Party or the composition of the shareholders of any Security Partyafter the date of this Agreement; or

(iii)	a proposed assignment or transfer by the Lender of any of its rights and/or obligations under this Agreement prior to such assignment or transfer,

obliges the Lender (or, in the case of paragraph (iii) above, any prospective new lender(s)) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new lender(s)) in order for the Lender or, in the case of the event described in paragraph (iii) above, any prospective new lender(s) to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Transaction Documents.

13.	UNDERTAKINGS

The Borrower undertakes that, so long as any sum remains to be lent or remains payable under this Agreement:-

(1)
Ranking of Obligations: its payment obligations under this Agreement rank and will at all times rank at least equally and rateably in all respects with all its other unsecured indebtedness except for such indebtedness as would, by virtue only of the laws in force, be preferred in the event of its winding-up;

(2)
Accounts Receivable: it will not, except pursuant to the bills receivable facility granted by DBS Bank Ltd to the Borrower prior to the date of this Agreement, sell, assign, transfer, factor or dispose of any of its accounts receivables without the prior written consent of the Lender, such consent not to be unreasonably withheld;

(3)
Negative Pledge: save for the two (2) charges in favour of DBS Bank Ltd registered with the Accounting and Corporate Regulatory Authority and numbered C201102404 and C200400811 and the charge in favour of Standard Chartered Bank registered with the Accounting and Corporate Regulatory Authority and numbered 200003573,it will not create or have outstanding any security on or over its assets, present and future, except with the prior consent in writing of the Lender, such consent not to be unreasonably withheld, and in relation to any other security created or remaining outstanding with the consent of the Lender, the principal amount secured by such security shall not be increased without the prior consent in writing of the Lender;

(4)
Disposals: it will not (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time) sell, transfer, lease out, lend or otherwise dispose of (whether outright, by a sale-and-repurchase or sale-and-leaseback arrangement, or otherwise) all or substantially all of its assets nor of any part of its assets which, either alone or when aggregated with all other disposals other than those required to be excluded under this Clause 13(4), is substantial in relation to its assets or the disposal of which could have a material adverse effect on it. The following disposals shall not be taken into account under this Clause 13(4):-

(a)	disposals in the ordinary course of business for full consideration and on an arm’s length basis for cash or assets of similar value; and

(b)	any disposal made with the prior written consent of the Lender

Provided Always That any dealing or disposal of the Equipment shall be subject to Clause 13(15);

(5)	Change of Business: it will ensure that at all times that, except with the Lender’s prior written consent, such consent to be granted at the Lender’s absolute discretion:-

(a)
there is no material change in the nature of the business of the Borrower (whether by a single transaction or a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise); and

(b)	there is no amendment or alteration to any of the provisions in the Memorandum and Articles of Association of the Borrower relating to the principal objects and the borrowing powers of the Borrower;

(6)	Shareholdings: it will procure that at all times, except with the Lender's prior written consent, such consent to be granted at the Lender’s absolute discretion:-

(a)
it will not undertake or permit any form of restructuring, reconstruction, amalgamation, reorganisation, merger, consolidation, takeover  or any other scheme of compromise or arrangement affecting the Borrower;

(b)	there will be no change in the composition of its shareholders or the legal and/ or beneficial ownership of its shares; and

(c)	there will be no change in the composition of the directors of the Borrower;

(7)
Dividends: it will not, without the prior consent in writing of the Lender, declare or pay any dividends or otherwise make any distribution of profits or any property (whether in cash or in kind or otherwise);

(8)
Maintenance of Consents: each Security Party will obtain, comply with the full terms of and do all that is necessary to maintain in full force and effect all such authorizations, approvals, licenses and consents required in or by the laws and regulations of the relevant jurisdictions to enable it lawfully to enter into and perform its obligations under the Transaction Documents or to ensure the legality, validity, enforceability or admissibility in evidence in such jurisdictions of the Transaction Documents;

(9)
Taxes: it will (a) pay when due all taxes payable by it other than taxes for which it has set aside (as evidenced in the financial statements of the Borrower delivered under this Agreement) sufficient reserves and provisions and which are being contested in good faith except where failure to pay such taxes may have a material adverse effect upon it or its ability to perform any of its financial or other obligations under this Agreement and (b) pay such contested taxes after the final determination or settlement of such contest;

(10)	Insurance: (a)
it will insure and keep insured in its name with an insurance company approved by the Lender through an insurance broker nominated by the Lender all the Equipment against loss and damage from all risks, including fire and such other risks normally insured by companies in the same or similar industry as the Borrower or such other risks and contingencies as may be deemed fit by the Lender from time to time to the full reinstatement or insurable value thereof as determined and approved by the Lender until the full repayment of the Facility and all sums outstanding under this Agreement, on such terms and conditions acceptable to the Lender. All such policies shall provide for the interest of the Lender as chargee, have non-cancellation clauses and a loss payee clause in favour of the Lender as chargee endorsed thereon. Premiums in respect of such insurance shall be borne solely by the Borrower and the Borrower shall pay or procure to be duly paid all premiums or other sums payable in respect of such insurance, and ensure that all such policies or insurance in respect of the foregoing will be in full force and effect and enforceable by the Borrower. Without prejudice to the foregoing, the Borrower shall procure that all insurance policies are duly renewed at least 2 weeks prior to their expiry. If the Borrower fails to comply with the provision of this Clause 13(10), the Lender may at its discretion (but without any obligation on its part to do so) have such insurance effected or renewed and the insurance premiums and all monies so expended by the Lender shall be repaid by the Borrower with interest at the rate and in the manner provided in Clause 15 hereof;

(b)
it will insure and keep insured all its other property against loss or damage from all risks, including fire, riots, strikes, aircraft damage, articles dropped from the air, malicious damage, explosion and such other risks and contingencies as may be usual in the business of the Borrower for the full insurable value thereof;

(11)
Further Security: without prejudice to any other rights or remedies available at law, if in the sole opinion of the Lender, any Security Party shall not be able to fulfil any of their obligations under any Security Document to which it is a party, the Lender shall be entitled (but without any obligation), at its sole discretion, to require the Borrower to, and the Borrower shall, within seven (7) Business Days of the Lender so requiring to do so, provide such other security acceptable to the Lender in its absolute discretion, but nothing herein shall prejudice the right of the Lender to otherwise exercise its rights under Clause 14; and

(12)
Special Accountant: in the event that, in the opinion of the Lender, circumstances have arisen which give reasonable cause for concern over the financial condition of the Borrower, the Borrower will, notwithstanding that an Event of Default or a Potential Event of Default has not occurred, forthwith upon the Lender’s request appoint a special accountant nominated by the Lender. The Lender may at its absolute discretion immediately after such request to appoint a special accountant make such appointment on the Borrower’s behalf. The special accountant so appointed shall be the agent of the Borrower and the Borrower shall be responsible for his acts, defaults and remuneration. The special accountant shall have the following functions:-

(a)	to carry out an audit of the accounts of the Borrower and report the outcome of such audit to the Lender;

(b)	to verify and submit to the Lender a list of the Borrower’s account receivables;

(c)	to verify and submit to the Lender a list of the Borrower’s creditors; and

(d)	to render such advisory or other services with respect to the financial affairs of the Borrower as the Lender may specify in its request to the Borrower to appoint the special account;

(13)
Valuation of Equipment: it will promptly deliver to the Lender (i) not less than once in each calendar year; and (ii)from time to time as the Lender may require such valuation(s) of the Equipment by independent professional valuers selected or approved by the Lender in its discretion stating the current market value of the Equipment on bases and assumptions acceptable to the Lender addressed to the Lender or with written confirmation that the Lender may rely on such valuation(s);

(14)
Minimum Value: in the event that at any particular time the Lender determines that the aggregate of all monies (whether principal, interest, fees or otherwise) for the time being outstanding under the Facility (collectively the “Outstandings”) is more than 70% (the “Security Margin”) of the market value of the Equipment(the “Valuation”)as determined by the Lender from the most recent valuation received by the Lender under Clause 13(13), the Borrower shall, within seven (7) days of a written notice from the Lender, at the Lender's discretion:-

(a)
pay all accrued interests forming part of the Outstandings and further reduce the Outstandings so that the reduced Outstandings, in proportion to the Valuation, shall be less than the Security Margin; and/or

(b)
furnish or procure additional security in form and substance acceptable to the Lender, so that the Outstandings, in proportion to the aggregate of the Valuation and the current market value (as ascertained by the Lender with all costs arising from or in connection with such ascertainment to be borne by the Borrower) of such additional security, shall be less than the Security Margin;

(15)	No Sale or Disposal of Equipment: it will not, without the prior written consent of the Lender:-

(a)
lease, rent, let, sub-let or hire out the Equipment or enter into an agreement (other than an agreement conditional upon such consent or agreement of the Lender being obtained) for any such lease, loan, rental, letting, sub-letting or hiring or grant any right or licence or permission to any person to use or operate any of the Equipment; and

(b)
sell, transfer or part with in any way or otherwise dispose of (whether outright, by a sale-and-repurchase or sale-and-leaseback arrangement, or otherwise, whether by means of one or a number of transactions related or not and whether at one time or over a period of time), the whole or any part of the Equipment, or enter into an agreement for any such sale, transfer or other disposal.

(16)
No Financing of Purchase of Equipment similar to the Equipment: it shall notify and grant to the Lender the first right of refusal to finance any acquisition or purchase of any new or used equipment similar to the Equipment by the Borrower; and

(17)
Further Assurance: it will from time to time on request by the Lender do or procure the doing of all such acts and will execute or procure the execution of all such documents as the Lender may reasonably consider necessary for giving full effect to this Agreement or securing to the Lender the full benefits of all rights, powers and remedies conferred upon the Lender in the Transaction Documents.

14.	EVENTS OF DEFAULT

(A)           Events of Default: The following are Events of Default:-

(1)	Non-Payment: the Borrower does not pay in the manner provided in this Agreement any sum payable under it when due;

(2)
Breach of Other Obligations: a Security Party does not fully perform or comply with any one or more of its obligations (other than the payment obligation of the Borrower referred to in Clause 14(A)(1)) under any Transaction Document and if in the reasonable opinion of the Lender that default is capable of remedy, it is not in the reasonable opinion of the Lender remedied within seven (7) days of its occurrence;

(3)
Breach of Warranty: any representation, warranty or statement by any Security Party in any Transaction Document to which it is a party or in any document delivered thereunder is not fully complied with or is or proves to have been incorrect when made or deemed repeated or is breached in any material respect;

(4)
Cross-Default: any other indebtedness of any Security Party in respect of borrowed money is or is declared to be or is capable of being rendered due and payable before its normal maturity by reason of any actual or potential default, event of default or the like (however described) or is not paid when due or, as a result of any actual or potential default, event of default or the like (however described) any facility relating to any such indebtedness is or is declared to be or is capable of being cancelled or terminated before its normal expiry date or any person otherwise entitled to use any such facility is not so entitled;

(5)
Insolvency: any Security Party is (or is, or could be, deemed by law or a court to be) insolvent or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its indebtedness, begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its indebtedness (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of (or of a particular type of) the indebtedness of such Security Party;

(6)
Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against the assets of any Security Party and is not discharged or stayed within five (5) days;

(7)
Security Enforceable: any security on or over the assets of any Security Party becomes enforceable or any step (including the taking of possession or the appointment of the receiver, manager or similar officer) is taken to enforce such security;

(8)
Winding-up or Bankruptcy: any step is taken by any person with a view to the winding-up or bankruptcy of a Security Party (except for the purpose of and followed by a reconstruction, amalgamation reorganisation, merger or consolidation on terms approved by the Lender before that step is taken) or for the appointment of a liquidator (including a provisional liquidator), receiver, judicial manager, administrator, trustee or similar officer, as the case may be, of a Security Party or over any part of the assets of a Security Party;

(9)	Cessation of Business: any Security Party that is a corporation ceases or threatens to cease to carry on all or a substantial part of its business;

(10)	Nationalisation: any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalization of all or a material part of the assets of any Security Party;

(11)
Consents: any action, condition or thing (including the obtaining of any necessary consent) at any time required to be taken, fulfilled or done for any of the purposes stated in Clause 11(B)(2) is not taken, fulfilled or done, or any such consent ceases to be in full force and effect without modification or any condition in or relating to any such consent is not complied with (unless that consent or condition is no longer required or applicable);

(12)
Illegality: it is or will become unlawful for any Security Party to perform or comply with any one or more of its obligations under any Transaction Document to which it is a party or it is or will become unlawful, illegal or contrary to any laws, regulations, directives, rulings or guidelines of any governmental or statutory authority in Singapore for the Lender to maintain, grant or continue to grant the Facility to the Borrower;

(13)
Cessation: any Transaction Document ceases for any reason (or is claimed by any Security Party not) to be the legal and valid obligations of any Security Party, binding upon it in accordance with its terms;

(14)
Litigation: any litigation, arbitration or administrative proceeding is current or pending (a) to restrain the exercise of any of the rights and/or the performance or enforcement of or compliance with any of the obligations of a Security Party under the Transaction Documents or (b) which has or could have a material adverse effect on any Security Party;

(15)	Accounts: the accounts of the Borrower delivered to the Lender under Clauses 12(2), 12(3) and 12(4) are qualified in a manner or to an extent unacceptable to the Lender;

(16)
Withdrawal of authorisation, approval or consent : any authorisation, approval or consent necessary to enable a Security Party to observe and perform its obligations under a Transaction Document to which it is a party is withdrawn or modified to an extent unacceptable to the Lender;

(17)
Death, Insanity and Incompetence: any Security Party who is an individual is or becomes insane or dies or is declared legally incompetent by a court of competent jurisdiction or any step is taken by any person with a view to the bankruptcy of any such Security Party or for the appointment of a trustee or administrator or similar officer of any such Security Party;

(18)
Deterioration or impairment of Charged Property: there is or is likely to be (in the opinion of the Lender) any material deterioration or impairment in any manner to the Charged Property or any part thereof;

(19)
Breach of contracts in respect of Charged Property: the Borrower fails to observe or perform any of its obligations under any other contract entered into in respect of any Charged Property or the insurance policies in respect of any Charged Property;

(20)
Security in Jeopardy: if in the opinion of the Lender, any security provided to the Lender in connection with the Facility is in jeopardy and notice thereof has been given by the Lender to the Borrower;

(21)	Fundamental Obligations: the provisions of Clause 12, Clause 13(5), Clause 13(6), Clause 13(13), Clause 13(14), Clause 13(15) and/or Clause 13(16) are not complied with;

(22)
Bankruptcy: a Security Party who is an individual is adjudicated a bankrupt or bankruptcy or other analogous proceedings are commenced against such Security Party and such proceedings are not withdrawn within seven (7) days;

(23)	Expiry or Termination of other Facilities: any other facility granted or which may be granted by the Lender to the Borrower is terminated for any reason whatsoever;

(24)
Analogous Event: any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any of the events mentioned in Clauses 14(A) (5), (6), (7), (8) and/or (22) above; and

(25)
Material Adverse Change: any event occurs or circumstances arise which the Lender reasonably determines give(s) reasonable grounds for believing that a Security Party may not (or may be unable to) perform or comply with any one or more of its obligations under the Transaction Documents to which it is a party.

(B)
Cancellation/Acceleration: If at any time and for any reason (and whether within or beyond the control of the Lender or any Security Party) any Event of Default has occurred then at any time thereafter, whether or not any Event of Default is continuing, the Lender may by notice to the Borrower declare:-

(1)	the Commitment to be cancelled, whereupon it shall be cancelled; and/or

(2)	the Facility, all unpaid accrued interest or fees and any other sum then payable under this Agreement to be immediately due and payable, whereupon they shall become so due and payable.

15.	DEFAULT INTEREST

If the Borrower does not pay any sum payable by the Borrower under this Agreement when due, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Lender (both before and after judgment) at the rate which is the sum of 3.5% and the applicable interest rate as set out in Clause 7(A) or such other rate as may be determined by the Lender, and such interest shall be calculated daily with monthly rests. For the avoidance of doubt, such interest which is due but unpaid shall be added to the relevant outstanding amount on a monthly basis and shall itself bear interest accordingly at the interest rate set out in this Clause.

16.	INDEMNITIES

(A)	Miscellaneous Indemnities: The Borrower shall on demand indemnify the Lender against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of:-

(1)	the Advance not being made by reason of non-fulfilment of any of the conditions in Clause 4(A) or the Borrower purporting to revoke a notice requesting the Advance;

(2)	the occurrence or continuance of any Event of Default or Potential Event of Default;

(3)	the receipt or recovery by the Lender of all or any part of the Advance otherwise than on the date the Advance or part thereof is payable to the Lender under this Agreement; or

(4)
any sum payable by the Borrower under this Agreement not being paid when due and in the currency and/or manner provided for in this Agreement (but, so far as appropriate, credit shall be given to the Borrower for any interest payable by it under Clause 15).

(B)
Tax Indemnities:  Without prejudice to the provisions of this Agreement, if the Lender is required by law to make any payment, whether on account of tax (not being a payment of tax on its overall net income) or otherwise, on or calculated by reference to any sum received or receivable by it under this Agreement or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender as a consequence of any credit, deduction or refund obtained by the Lender in respect of interest paid under this Agreement being disallowed, or if the Lender is required by any law or directive to make any payment in relation to the Lender obtaining funds from any source for the purpose of funding or maintaining its Available Commitment, the Borrower will on first demand pay to the Lender free and clear of all withholdings and deductions an amount sufficient to indemnify it against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

(C)           Currency Indemnity:

(1)
All sums payable by the Borrower under or in connection with this Agreement (and any damages in relation thereto) shall be payable in US Dollars (the “Currency of Account”) which shall be the sole currency of account and payment.

(2)
Any amount received or recovered in a currency other than the Currency of Account (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the dissolution of the Borrower or otherwise) by the Lender in respect of any sum expressed to be due to it from the Borrower under this Agreement shall only constitute a discharge to the Borrower to the extent of the amount of the Currency of Account which the Lender is able, in accordance with its usual practice, to purchase with the amount so received or recovered in that currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(3)
If that amount in the Currency of Account is less than the amount of the Currency of Account expressed to be due to the Lender under this Agreement, the Borrower shall fully indemnify it against any loss sustained by it as a result. In any event, the Borrower shall fully indemnify the Lender against the cost of making any such purchase. For the purpose of this sub-Clause, it would be sufficient for the Lender to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

(4)
The Borrower expressly waives any right under any applicable law to repay the Advance made to it (together with all interests, fees and any other sums payable hereunder) in any currency other than US Dollars.

(D)
Indemnities Separate and Independent:  Each of the indemnities in this Agreement constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any judgment or order.  No proof or evidence of any actual loss may be required.

17.	SET OFF

In addition to any lien, right of set-off or other right which the Lender may have, the Lender shall be entitled at any time and without notice to the Borrower to combine or consolidate all or any of the accounts of the Borrower, including any accounts of the Borrower, whether alone or jointly or jointly with any other person or under whatever style name or form (whether in Singapore Dollars or other currency) wheresoever situate (in Singapore or elsewhere) and to set-off or transfer any sum standing to the credit of any one or more of such accounts in or towards satisfaction of any moneys, obligations and liabilities of the Borrower, whether alone or jointly or jointly with any person or in any respect whatsoever whether in Singapore or elsewhere and whether such liabilities be present future actual contingent primary collateral several or joint notwithstanding that such moneys, obligations and liabilities may not be expressed in the same currency and where such liabilities are contingent, the Lender shall be entitled to set aside such amounts to keep the Lender in funds for fully meeting and discharging such liabilities. Where such combination, consolidation, set-off or transfer requires the conversion of one currency into another, the Lender is hereby authorized to effect such conversion at the rate of exchange as the Lender may determine as at the date of set-off or transfer.

18.	EXPENSES AND STAMP DUTY

(A)	Expenses and Stamp Duty: Whether or not the Advance is made under this Agreement, the Borrower shall pay:-

(1)
on demand, all costs and expenses (including legal fees and all goods and services, value added and other duties or taxes payable on such costs and expenses) incurred by the Lender in connection with the preparation, negotiation or entry into of the Transaction Documents and/or any amendment of, supplement to or waiver in respect of any Transaction Document;

(2)
on demand, all costs and expenses (including legal fees on a full indemnity basis and all goods and services, value added and other duties or taxes payable on such costs and expenses) incurred by the Lender in protecting or enforcing any rights under the Transaction Documents; and

(3)
promptly, and in any event before any interest or penalty becomes payable, any stamp, goods and services, value added, documentary, registration or similar duty or tax payable in connection with the entry into, performance, enforcement or admissibility in evidence of the Transaction Documents, and shall indemnify the Lender against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax.

(B)
Right of Lender to Pay Expenses: Without prejudice to any other rights and remedies available to it, the Lender shall be entitled (but without any obligation) at its sole discretion to make payment in respect of any costs and expenses referred to in Clause 18(A) above and thereafter the Lender shall be entitled without demand to receive payment for such costs and expenses from the Borrower as a debt due. If the Borrower does not pay any sum payable by the Borrower under this Clause 18(B) when due, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Lender (both before and after judgment) at the rate which is the sum of three point five per cent (3.5%) and the applicable normal interest rate as set out in Clause 7(A) or such other rate as may be determined by the Lender, and such interest shall be calculated daily with monthly rests. For the avoidance of doubt, such interest which is due but unpaid shall be added to the relevant outstanding amount on a monthly basis and shall itself bear interest accordingly at the interest rate set out in this Clause.

19.	CALCULATIONS AND EVIDENCE

(A)	Basis of Calculation: All interest (including default interest) shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

(B)
Loan Accounts: The entries made in the accounts maintained by the Lender in accordance with its usual practice shall be prima facie evidence of the existence and amounts of the obligations of the Borrower recorded in them.

(C)
Certificate Conclusive: A certificate by the Lender as to any sum payable to it under this Agreement, and any other certificate, determination, notification, opinion or the like of the Lender provided for in this Agreement, shall be conclusive save for manifest error.

20.	ASSIGNMENT

(A)
Benefit and Burden of Agreement: This Agreement shall benefit and be binding on the parties, their permitted assignees and their respective successors. Any reference in this Agreement to either party shall be construed accordingly. The Borrower may not assign or transfer all or part of its rights or obligations under this Agreement

(B)
Assignee: Any assignee shall be and be treated as a lender for all purposes of this Agreement and shall be entitled to the full benefit of the Transaction Documents to the same extent as if it were an original party in respect of the rights assigned to it.

(C)           Transfer by Lender:

(1)
The Lender may assign all or any part of its rights under this Agreement without the consent of any party. If, as part of the same transaction, the Lender wishes to transfer all or part of its obligations under this Agreement, the Borrower consents to such transfer and the transfer shall become effective when the Borrower has been notified of it by the Lender and has received an undertaking (in a form satisfactory to the Lender) of the transferee (the “Transferee”) to be bound by this Agreement and to perform the obligations transferred to it. Any costs incurred by the Lender or the Transferee in connection with the preparation of that undertaking shall be borne by the Lender.

(2)	On the transfer date specified in the notice of the transfer from the Lender to the Borrower:-

(a)
the Borrower and the Lender (hereinafter referred to in this Clause 20(C)(2) as the "Present Lender") shall each be released from further obligations to the other hereunder and their respective rights against each other shall be extinguished and cancelled (such rights and obligations hereinafter referred to in this Clause 20(C)(2) as “Discharged Rights and Obligations”); and

(b)
the Borrower and the Transferee shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only in so far as the Borrower and Transferee have assumed and/or acquired the same in place of the Borrower and the Present Lender.

(3)	In the event of any partial assignment and/or transfer that results in any additional lender or lenders, any reference to the term "Lender" shall also extend to such lender or lenders.

(D)	Participations: The Lender may grant participations in respect of the Advance or any part thereof on such terms and to such persons as it may, in its absolute discretion, determine.

(E)
Disclosure of Information: The Lender may disclose to a potential assignee or transferee or any other person proposing to enter into contractual arrangements with the Lender in relation to this Agreement such information about any Transaction Document, any Security Party or the Borrower’s accounts with the Lender as it may think fit. For the avoidance of doubt, the Lender may as it thinks fit:-

(1)	disclose any information about the Borrower, any other Security Party, any Transaction Document and/or the transactions hereunder which are:-

(a)	publicly available; or

(b)
required to be disclosed by any law, regulation or any court or other competent or regulatory authority to any party including the Monetary Authority of Singapore and Singapore Exchange Securities Trading Limited in connection with supervision, reporting and announcement requirements; or

(2)	disclose any such information to its branches, other offices, associated companies or its officers, agents, auditors and other advisers on a confidential basis.

21.	REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

(A)
No Implied Waivers, Remedies Cumulative:  No failure on the part of the Lender to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

(B)	Amendments, Waivers and Consent:

(1)
Any provision of this Agreement may be amended or varied by the Lender by notice in writing to the Borrower and such amendment shall take effect from the date specified in such notice. An Event of Default may be waived before or after it occurs only if the Lender so agrees in writing.

(2)
Any waiver or consent of the Lender under any provision of this Agreement must be in writing and may be given subject to any conditions thought fit by the Lender. Any such waiver or consent shall be effective only in the instance and for the purpose for which it is given.

(3)
The Lender shall be entitled to release any one or more of the persons comprising the Security Parties from any of his or their obligations under this Agreement, to compound with or otherwise vary or agree to vary the liability of, or grant time or other indulgence to, or make other arrangements with any one or more of the persons comprising the Borrower, without prejudice or affecting the Lender’s rights, powers and remedies against any other of the persons comprising the Security Parties.

(C)
No liability for delay: The Lender shall not be liable for any loss or damage suffered or incurred by the Borrower arising out of or in connection with any delay in the execution and delivery of any of the Transaction Documents.

22.	COMMUNICATIONS

(A)
Address: Each communication under this Agreement shall be made by telefax or otherwise in writing. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the telefax number or address, and marked for the attention of the person (if any), from time to time designated by the parties to each other for the purpose of this Agreement. The initial telefax number, address and person (if any), so designated by each party are set out under its name at the end of this Agreement.

(B)
Deemed Delivery: Any communication from the Borrower to the Lender shall be irrevocable, and shall not be effective until received by the Lender. Any other communication from one party to another party shall be deemed to be received by such other party at the time of transmission if sent by facsimile transmission during normal business hours in the place of intended receipt on a Business Day and otherwise at the opening of business in that place on the next Business Day or within two (2) days after being sent by prepaid post (or seven (7) days if sent by airmail from one country to another) addressed to it at that address or (in any other case) when left at the designated address required by sub-Clause (A) provided that any communication by facsimile transmission shall be effective only on completion of transmission evidenced by a transmission report.

23.	PARTIAL INVALIDITY

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

24.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together when delivered to the Lender shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.

25.           GOVERNING LAW AND JURISDICTION

(A)	Governing Law: This Agreement shall be governed by and construed in all respects in accordance with the laws of Singapore.

(B)           Jurisdiction:

(1)
In relation to any legal suit, action or proceedings (the “Proceedings”) arising out of or in connection with this Agreement, the Borrower irrevocably submits to the non-exclusive jurisdiction of the Courts of Singapore.

(2)
The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any Proceedings in Singapore or elsewhere and hereby further irrevocably waives any claim that Singapore or such other jurisdiction elected by the Lender is not a convenient forum for any such Proceedings.

(C)
Submissions Non-Exclusive:  The submissions in sub-Clause 25(B) above shall not affect the right of the Lender to take Proceedings in any other jurisdiction nor shall the taking of Proceedings in any jurisdiction preclude the Lender from taking Proceedings in any other jurisdiction whether concurrently or not.

(D)
Consent to Enforcement, etc: The Borrower irrevocably and generally consents in respect of any Proceedings wherever to the giving of any relief or the issue of any process in connection with those Proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever or any part thereof (irrespective of their use or intended use) of any order or judgment which may be made or given in those Proceedings, and agrees that any final order or judgment shall be conclusive.

(E)           Service of Process:

(1)
The Borrower irrevocably consents to any process in any proceedings wherever being served in accordance with Clause 22 and such service shall be deemed duly received by the Borrower in accordance with Clause 22.

(2)	Nothing in this Agreement shall affect the right of the Lender to serve process in any other manner permitted by law.

IN WITNESS WHEREOF this Agreement has been entered into on the date first above written.

THE BORROWER

_________________________________
Name: TING HOCK MING @ TAN HOCK MING
Title: Director
for and on behalf of
TRIO-TECH INTERNATIONALPTE LTD

Address:            1008 Toa Payoh North, #03-09Singapore318996
Tel No.:             62653300]
Telefax No.:      62596355
Attention:           Victor Ting

THE LENDER

_________________________________
Name: LEE SOON KIE
Title: Group Chief Executive Officer
for and on behalf of
IFS CAPITAL LIMITED

Address:                 7 Temasek Boulevard, #10-01 SuntecTower One, Singapore 038987
Tel No.:                  62707711
Telefax No.:           63399527
Attention:               Fuji Ang / Serene Lim

S C H E D U L E   1

CONDITIONS PRECEDENT

1.	Certified true copy of the Certificate of Incorporation of the Borrower.

2.	Certified true and up-to-date copies of the Memorandum and Articles of Association of the Borrower.

3.	Certified true copy of the resolutions of the directors of the Borrower in form and substance satisfactory to the Lender authorising:-

(a)	the acceptance of the Facility upon the terms and conditions set out herein;

(b)	the execution of the Transaction Documents to which the Borrower is a party;

(c)	the appointment of an authorised signatory to execute the Transaction Documents to which the Borrower is party; and

(d)	the appointment of a person or persons to give a request for the Advance and any variation, modification or rescission of any such request.

4.	This Agreement duly executed by the Borrower.

5.
The Charge over Equipment duly executed by the Borrower and the duly completed Statement Containing Particulars of Charge under the Companies Act, Cap. 50 of Singapore in respect of the Charge over Equipment, duly registered with the Accounting and Corporate Regulatory Authority.

6.	Receipt by the Lender of a letter of a written confirmation by the Borrower that there are no existing negative pledge(s) affecting the Lender’s rights under the Transaction Documents.

7.
The Lender having received a full valuation report of the market value of the Equipment by an independent professional valuer selected or approved by the Lender stating the current market value of the Equipment as at a date not earlier than three (3) months before the date of the Advance, in form and substance satisfactory to the Lender.

8.
Evidence satisfactory to the Lender that there is no existing, pending or contingent demand, claim or action made or instituted by any party against the Borrower or the Borrower’s related corporations or associated company(ies).

9.
Evidence satisfactory to the Lender that all charges and stamp duties necessary to ensure the legality, validity, enforceability and admissibility in evidence of each Transaction Document have been paid.

10.
All acts, conditions and things required to be done and performed by any person (other than the Lender) prior to the execution and delivery of the Transaction Documents and all matters in relation thereto and to constitute the same legal, valid and binding obligations of such person enforceable in accordance with their respective terms, shall have been done and performed by such person in due and strict compliance with all applicable laws.

11.
All fees, costs and expenses including without limitation, the non-refundable facility fee of S$5,000,which are due and payable pursuant to or in respect of the Transaction Documents and all matters in relation thereto have been paid.

12.	Evidence satisfactory to the Lender that the insurance in respect of the Equipment has been effected in accordance with Clause 13(10)(a).

13.	An inspection of the Equipment by the Lender, the results of such inspection to be satisfactory to the Lender.

14.
Evidence satisfactory to the Lender that the Borrower has notified the landlord(s) of the premises on which the Equipment is located that a fixed charge over the Equipment has been granted in favour of the Lender.

15.	Such other documents as the Lender may require.

S C H E D U L E   2

FORM OF REQUEST FOR ADVANCE

Date:                      [           ]

To:IFS CAPITAL LIMITED
Attn:                      [                                ]

Dear Sirs

FACILITY AGREEMENT DATED [                                                                                     ] 2011

We refer to the above Agreement between (1) ourselves, as Borrower, and (2) yourselves, as Lender.  Terms defined in the Agreement have the same meaning in this notice.

We give you notice that we request the Advance to be made to us under the Agreement as follows:-

(1)	Amount: S$[ ]

(2)	Date of Advance:	(or, if that is not a Business Day, the next succeeding Business Day)

(3)	Method of Payment:

*[(a)           By way of [cashier’s order / cheque] in our favour.

*(b)           By way of crediting to the account number [        ] maintained by us with [           ].]

We confirm that no Event of Default or Potential Event of Default has occurred or will occur as a result of the making of the Advance, we represent and warrant that the representations and warranties contained in Clause 11 of the Agreement have been complied with and would be correct in all respects if repeated today by reference to the circumstances now existing and we confirm that all the undertakings on our part contained in Clauses 12 and 13 of the Agreement have been fully performed and observed by us.

Yours faithfully,
For and on behalf of
TRIO-TECH INTERNATIONALPTE LTD

________________________________________
Name:
Designation:

*delete where inapplicable